UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 2, 2008
Date of Report (Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Blvd., Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01	Other Events.
     In a press release issued on September 2, 2008, InterMune, Inc. (the “Company”) announced that it has earned a $15 million development milestone under its development collaboration with Hoffmann-La Roche Inc. and F.Hoffman-La Roche Ltd. (collectively, "Roche") for the hepatitis C virus (HCV) NS3 protease inhibitor compound ITMN-191 (referred to as R7227 at Roche). Under the terms of their 2006 collaboration agreement, the Company and Roche are collaborating to develop and commercialize products from the Company's HCV protease inhibitor program and the clinical program for ITMN-191 is now being transitioned from the Company to Roche which, starting in Phase 2, will have primary responsibility for completing the global development and registration program.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 2, 2008 announcing a $15 million development milestone payment by Roche to the Company and that Roche will lead the ITMN-191 program starting in Phase 2.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	INTERMUNE, INC.
	By:	/s/ John Hodgman
John Hodgman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 2, 2008 announcing a $15 million development milestone payment by Roche to the Company and that Roche will lead the ITMN-191 program starting in Phase 2.